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                                                                Exhibit 99(a)(7)


                               CENTURA FUNDS, INC.
                              ARTICLES OF AMENDMENT

     Centura Funds, Inc., a Maryland corporation having its principal office in Maryland, in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     First: The Articles of Incorporation of the Corporation, effective March 1, 1994, as amended and supplemented, are hereby further amended to change the names of Centura Federal Securities Income Fund, Centura Southeast Equity Fund and Centura Corporate Bond Fund to Centura Government Income Fund, Centura Small Cap Equity Fund and Centura Quality Income Fund, respectively. Article 5.4 of said Articles of Incorporation, as last altered by Articles Supplementary filed February 18, 1999, is therefore further amended to read as follows:

     5.4 Power to Classify. The Board of Directors of the Corporation may classify and reclassify any unissued shares of capital stock into one or more additional or other classes or series as may be established from tine to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of stock, or shares of any existing class or series of stock. Except as otherwise provided herein, all references herein to capital stock shall apply without discrimination to the shares of each class or series of stock. Pursuant to such power, the Board of Directors has designated 1,050,000,000 shares of its capital stock into seven series of shares of capital stock of the Corporation, with each series to have such classes of shares as are indicated below. The names of each series and the number of shares allocated to each, and to each class therein, are as follows:

Name of Series                          Number of Shares Initially Allocated
--------------                          ------------------------------------

                                      Class A        Class B        Class C
                                      -------        -------        -------
Centura Mid Cap Equity Fund           50,000,000     50,000,000     50,000,000
Centura Large Cap Equity Fund         50,000,000     50,000,000     50,000,000
Centura Government Income Fund        50,000,000     50,000,000     50,000,000
Centura North Carolina
        Tax-Free Bond Fund            50,000,000     50,000,000     50,000,000
Centura Small Cap Equity Fund         50,000,000     50,000,000     50,000,000
Centura Money Market Fund             75,000,000     None           75,000,000
Centura Quality Income Fund           50,000,000     50,000,000     50,000,000

     Second: The foregoing amendment to such Articles of Incorporation of the Corporation, as amended and supplemented, was approved by a majority of the entire Board of Directors of the Corporation; said amendment is limited to changes expressly permitted by Section 2-605 of Title 2 of Subtitle 6 of the Maryland General Corporation Law to be made without action by the stockholders, and the Corporation is registered as an open-end company under the Investment Company Act of 1940.
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     The undersigned President of the Corporation acknowledges these Articles of
Amendment to be the corporate act of the Corporation and states to the best of his knowledge, information and belief that the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF, Centura Funds, Inc. has caused this instrument to be signed in its name and on its behalf by its President, George R. Landreth, and attested by its Secretary, Ellen Stoutamire, on the __ day of ____, 1999.


ATTEST:                                      CENTURA FUNDS, INC.


                                           By:                            (SEAL)
----------------------------------            ----------------------------
Ellen Stoutamire                              George R. Landreth
Secretary                                     President

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